AMENDMENT TO
                              TAX SHARING AGREEMENT
                                  Life-Nonlife

         This Amendment to Tax Sharing Agreement--Life-Nonlife (the "Amendment") is made as of December 31, 1999.

         Americo International Corporation, a Missouri corporation Americo Life, Inc., a Missouri corporation Americo Services, Inc., a Missouri corporation Assured Leasing Corporation, a Missouri corporation College Insurance Group, Inc., a Missouri corporation Financial Holding Corporation, a Missouri corporation First Consulting and Administration, Inc., a Missouri corporation
         Great Southern Life Insurance Company, a Texas corporation ("Great Southern") Hanover Financial Corporation, a Missouri corporation Landmark Mortgage Company, a Missouri corporation Lufkin REO, Inc., a Texas corporation NAP Partners, Inc., a Texas Corporation National Farmers Union Life Insurance Company, a Texas corporation Pension Consultants and Administrators, Inc., PFS Financing Corporation, a Missouri corporation PFS Holding Company, a Missouri corporation Premium Financing Specialists, Inc., a Missouri corporation Premium Financing Specialists of California, Inc., a California corporation Premium Financing Specialists of Iowa, Inc., an Iowa corporation TADIC, Inc., a Delaware corporation The College Life Insurance Company of
         America, a Texas corporation ("College Life") United Fidelity Life Insurance Company, a Texas corporation collectively, the foregoing are referred to herein as the "Existing Parties"), and

         WHEREAS,  the  Existing  Parties  entered into that certain Tax Sharing
Agreement   --Life-Nonlife   dated  as  of  December   29,   1995,   as  amended
(the"Agreement"); and

         WHEREAS,  the  parties  wish to amend  the  Agreement  so that  Americo
Retirement Services, Inc., a Missouri corporation wholly owned by College Insurance Group, Inc. ("ARS"), CAPCO Holdings, L.C., a Missouri limited liability company wholly owned by Financial Holding Corporation ("CAPCO"), GSSW LM, Inc., a Missouri corporation wholly owned by Great Southern ("GSSW LM"), GSSW WR, Inc., a Missouri Corporation wholly owned by Great Southern ("GSSW LR"), and GSSW WWA, Inc., a Missouri corporation wholly owned by Great Southern "(GSSW WWA"), will become parties;
         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, effective as of the date hereof:

        (a) the Existing Parties agree that the Agreement is hereby amended to apply to ARS, CAPCO, GSSW LM, GSSW WR, and GSSW WWA, and that each of ARS, GSSW LM, GSSW WR, and GSSW WWA, shall henceforth enjoy all rights of a "Subsidiary" under the Agreement; and

         (b) by their respective execution and delivery of this Amendment, each of ARS, CAPCO, GSSW LM, GSSW WR, and GSSW WWA, agrees to be bound by the terms of the Agreement as a "Subsidiary"; and

         WHEREAS, Pension Consultants & Administrators, Inc. (merged into Annuity Service Corporation - now known as Pension Consultants and Administrators, Inc.), Cidat Aviation, Inc., Lufkin REO, Inc., and The Victory Life Insurance Company have all ceased to exist due to their merger into other subsidiaries party hereto or by virtue of their liquidation and dissolution during 1998 and 1999 and therefore such entities will cease to be parties hereto after the tax year 1999, and therefore, effective with the filing of the 2000 tax returns and any amendments thereto, the aforementioned companies shall cease to be considered as parties, and

         Except as herein amended, the Agreement shall remain in full force and effect without change.

         IN WITNESS WHEREOF, the Existing Parties and ARS, GSSW LM, GSSW WR and GSSW WWA have executed this Amendment as of the date first above written.

AMERICO INTERNATIONAL                    AMERICO LIFE, INC.
CORPORATION

By__________________________             By__________________________
Name:    Gary E. Jenkins                 Name:    Gary E. Jenkins
Title    Sr. VP and CFO                  Title    Sr. VP and CFO

AMERICO RETIREMENT                       AMERICO SERVICES, INC.
SERVICES, INC.
                                         By__________________________
By__________________________             Name:    Gary E. Jenkins
Name:    Gary E. Jenkins                 Title    VP, Treasurer and CFO
Title    Sr. VP and CFO
ASSURED LEASING CORPORATION              COLLEGE INSURANCE GROUP, INC.

By__________________________             By__________________________
Name:    Major W. Park, Jr.              Name:    Gary E. Jenkins
Title    Secretary                       Title    Sr. VP and CFO


FINANCIAL HOLDING CORPORATION            FIRST CONSULTING AND ADMINISTRATION,
                                         INC.

By__________________________
Name:    Gary E. Jenkins                 By__________________________
Title    VP, CFO and Treasurer           Name:    Francine D. Fetyko
                                         Title    Director, President and CEO

GREAT SOUTHERN LIFE                      GSSW LM, INC.
INSURANCE COMPANY
                                         By__________________________
By__________________________             Name:    Gary E. Jenkins
Name:    Gary E. Jenkins                 Title    VP, Treasurer  and CFO
Title    Sr. VP and CFO

GSSW WR, INC.                            GSSW WWA, INC.

By__________________________             By__________________________
Name:    Gary E. Jenkins                 Name:    Gary E. Jenkins
Title    VP, Treasurer  and CFO          Title    VP, Treasurer  and CFO

HANOVER FINANCIAL                        LANDMARK MORTGAGE COMPANY
CORPORATION

By__________________________                By__________________________
Name:    Francine D. Fetyko                 Name:    Robert J. Graham
Title    Director, President and Treasurer  Title    Director and President

NAP PARTNERS, INC.                          NATIONAL FARMERS UNION
                                            LIFE INSURANCE COMPANY

By__________________________                By__________________________
Name:    James L. Anderson                  Name:    Gary E. Jenkins
Title    President, Secretary, Treasurer    Title    Sr. VP and CFO
PFS FINANCING
CORPORATION                                 PFS HOLDING COMPANY

By__________________________                By__________________________
Name:    Thomas J. Charbonneau              Name:    Thomas J. Charbonneau
Title    Director, President                Title    Director and Vice President

PREMIUM FINANCING                           PREMIUM FINANCING
SPECIALISTS OF CALIFORNIA, INC.             SPECIALISTS, INC.

By__________________________                By__________________________
Name:    Thomas J. Charbonneau              Name:    Bryan J. Andres
Title    Director                           Title Vice President and Comptroller

PREMIUM FINANCING                           PENSION CONSULTANTS AND
SPECIALISTS OF IOWA, INC.                   ADMINISTRATORS INC.

By__________________________                By___________________________
Name:    Thomas J. Charbonneau              Name:    Gary E. Jenkins
Title    Director, President                Title    Sr VP, CFO and Treasurer

TADIC, INC.                                 THE COLLEGE LIFE
                                            INSURANCE COMPANY
                                            OF AMERICA
By__________________________
Name:    Major W. Park, Jr.                 By__________________________
Title    Secretary                          Name:    Gary E. Jenkins
                                            Title    Sr VP, CFO and Treasurer

UNITED FIDELITY LIFE                        CAPCO HOLDINGS, LC
INSURANCE COMPANY

By__________________________                By________________________
Name:    Gary E. Jenkins                    Name:  Gary E. Jenkins
Title    Sr VP, CFO and Treasurer           Title:    Chief Officer and Manager